Exhibit 23.3

October 27, 2014

Board of Directors

Energie Holdings,Inc.

4885 Ward Road

Suite 300

Wheat Ridge, Colorado 80033

Re:	Energie Holdings,Inc.
Form S-1/A1 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the amended Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

ANDREW I. TELSEY, P.C.